Exhibit 10.11




                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT is dated May ____, 1997, by and between Paxson Communications of West Palm Beach, Inc., a Florida corporation ("Buyer"), and American Radio Systems Corporation, a Delaware corporation ("Seller").

                                P R E M I S E S:

         Seller is the owner of and operator of, and its wholly owned subsidiary American Radio Systems License Corp., a Delaware corporation ("License Corp.") is the licensee of, radio stations WKGR(FM), Ft. Pierce, WOLL(FM) Riviera Beach and WEAT(AM), West Palm Beach, and WBZT(AM), West Palm Beach, Florida (the "Stations") pursuant to licenses issued by the Federal Communications Commission (the "FCC").

         Buyer is a subsidiary of Paxson Communications Corporation, a Delaware corporation ("Paxson").

         Seller desires to sell, and Buyer wishes to buy, substantially all assets used or useful in the operation of the Stations and the broadcast business made possible thereby for the price and on the terms and conditions hereafter set forth.

                                   AGREEMENTS:

         In consideration of the above premises and the covenants and agreements contained herein, Buyer and Seller agree as follows:

                                    SECTION 1
                                  DEFINED TERMS

         The  following  terms  shall  have  the  following   meanings  in  this
Agreement:

         1.1 "Accounts Receivable" means the rights of Seller to payment for services rendered (including sale of time or talent on the Stations for cash) by Seller prior to the Closing Date as reflected on the billing records of Seller relating to the Stations.

         1.2 "Assets" means the tangible and intangible assets owned and used in connection with the conduct of the business or operations of any of the Stations, being such assets as are specifically set forth in Section 2.1 herein, which are being sold, transferred, or otherwise conveyed to Buyer hereunder, as specified in detail in Section 2.1, together with all tangible or intangible assets that are acquired by Seller between the date of this Agreement and the Closing Date for use in connection with the business or operation of any of the Stations.

         1.3 "Assumed Contracts" means (i) all Contracts listed in Schedule 3.7 that are designated to indicate that they will be assumed by Buyer upon its purchase of the Stations, (ii) any Contracts entered into by, or assigned to Seller in the ordinary course of business between the date hereof and the Closing Date that Buyer agrees in writing to assume, (iii) all Contracts, in existence on the date of this Agreement that meet the criteria set forth in
Section 3.7 (i) - (iii) for exclusion from Schedule 3.7, and (iv) all Contracts with advertisers for the sale of time or talent on the Stations for cash entered into in the ordinary course of business.

         1.4 "Closing" means the consummation of the transaction contemplated by this Agreement in accordance with the provisions of Section 8.

         1.5 "Closing Date" means the date on which the Closing occurs.

         1.6 "Consents" means all of the consents, permits or approvals of government authorities and other third parties necessary to transfer the Assets to Buyer or otherwise to consummate the transaction contemplated hereby, including without limitation the consents of the parties to those Contracts designated in Schedule 3.7 with an asterisk.

         1.7 "Contracts" means all contracts, agreements, non-governmental licenses and leases, written or oral (including any amendments and other modifications thereto) to which Seller is a party or which are binding upon Seller that relate or are used in the business or operations of the Stations, and (i) which are in effect on the date hereof, or
(ii) which are entered into by Seller between the date hereto and the Closing Date.

         1.8 "Escrow Deposit" shall mean the sum of One Million Five Hundred Thousand Dollars ($1,500,000) held by First Union National Bank of Florida, N.A. as Escrow Agent pursuant to an Escrow Agreement of even date, by and among Buyer, Seller, and Escrow Agent in the form set forth in Schedule 1.8 hereto.

         1.9 "Excluded Assets" shall mean those assets described or set forth in
Section 2.2 herein,  in  addition  to any assets not  specifically  set forth in
Section 2.1 herein.

         1.10 "FCC Consent" means action by the FCC granting its consent to the assignment of the FCC Licenses to Buyer as contemplated by this Agreement.

         1.11 "FCC Licenses" means all of the licenses, permits and other authorizations issued by the FCC to Seller or License Corp. in connection with the conduct of the business or operations of any of the Stations.

         1.12 "Final Order" means action of the FCC, (a) which has not been reversed, stayed enjoined, set aside, annulled or suspended, and (b) with respect to which (i) no requests have been filed for administrative or judicial review, reconsideration, appeal or stay, and the time for filing any such requests and for the FCC to review the action on its own motion has expired, or
(ii) in the event of review, reconsideration or appeal that does not result in the FCC consent being reversed, stayed, enjoined, set aside, annulled or suspended, the time for further review, reconsideration or appeal has expired.

         1.13 "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, jingles, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests (and any goodwill associated with any of the foregoing) held or owned by Seller in connection with the conduct of the business or operations of any of the Stations on the date of this Agreement, including those listed in Schedule 3.9, and all such intangible assets that are acquired by Seller between the date of this Agreement and the Closing Date, other than Excluded Assets.

         1.14 "Licenses" means all of the licenses, permits and other authorizations, including the FCC Licenses, issued by the FCC, the Federal
Aviation   Administration  ("FAA"),  and  any
other federal, state or local governmental authorities to Seller or License Corp. in connection with the conduct of the business or operations of any of the Stations.

         1.15 "Personal Property" means all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, spare parts, and other tangible personal property which are owned or leased by Seller and used as of the date hereof in the conduct of the business or operations of any of the Stations, including that listed on Schedule 3.6 plus such additions thereto between the date hereof and the Closing Date, but excluding the Excluded Assets.

         1.16  "Purchase  Price" means the purchase  price  specified in Section
2.3.

         1.17 "Real Property" means all of the leasehold interests, easements, licenses, rights to access, rights-of-way, and other real property interests owned by Seller and used in the conduct of the business or operations of any of the Stations which are identified on Schedule 3.5 hereof plus such additions thereto between the date hereof and the Closing Date.



              (The remainder of this page intentionally left blank)

                                    SECTION 2
                           SALE AND PURCHASE OF ASSETS

         2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, transfer and deliver (and to cause License Corp. to sell, transfer and deliver) to Buyer on the Closing Date, and Buyer agrees to purchase, all of the Assets, free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for those liens for current taxes not yet due and payable), more specifically described as follows:

                  (a)      The Personal Property;

                  (b)      The Real Property;

                  (c)      The Licenses;

                  (d)      The Assumed Contracts;

                  (e) All intangibles and all other information and similar intangible assets relating to any of the Stations, including those listed in
Schedule 3.9 hereto;

                  (f) All of the Seller's proprietary information, that relates to any of the Stations, including without limitation, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints, and schematics, including filings with the FCC which relate to the Stations, if any;

                  (g) All choses in action and rights under warranties of Seller relating to any of the Stations or any of the Assets, if any;

                  (h) All books and records relating to the business or operations of any of the Stations, including executed copies of the Assumed Contracts, and all records required by the FCC to be kept.

         2.2  Excluded  Assets.  The Assets shall  exclude the assets  listed on
Schedule 2.2 and the following assets:

                  (a) Seller's cash on hand as of the Closing Date and all other cash in any of Seller's bank or savings accounts; any and all insurance policies, letters of credit, or other similar items and any cash surrender value in regard thereto; and any stocks, bonds, certificates of deposit and similar investments.

                  (b) Any Contracts other than the Assumed Contracts;

                  (c) Seller's books and records related to internal matters and financial relationships with Seller's lenders;

                  (d) Any claims, rights and interest in and to any refunds of federal, state or local franchise, income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date;

                  (e) Any pension, profit-sharing or employee benefit plans, and any employment or collective bargaining agreement;

                  (f) The Accounts Receivable;

                  (g) Subject to Section 6.10, Tthe Seller's current tower site including real estate, improvements and personal property for radio station WBZT(AM) located at 4763 10th Avenue North, Lake Worth, Florida; and

                  (h) Any assets that are disposed of between the date of this Agreement and the Closing Date in compliance with Section 5.1(A)(3) of this Agreement..

         2.3 Purchase Price.

                  (a) The Purchase Price shall be Thirty-Three Million Dollars ($33,000,000), as adjusted pursuant to Section 2.4, plus the fair market value of the assets to be conveyed to Seller pursuant to Section 2.3(b). At the Closing, Buyer shall pay or cause to be paid to or for the account of Seller the Purchase Price as adjusted by the estimated adjustments set forth in Seller's preliminary settlement statement referred to in Section 2.4, less that portion of the Purchase Price consisting of the fair market value of the assets to be conveyed to Seller pursuant to Section 2.3(b) and less any portion of the Purchase Price that Buyer is entitled to withhold pursuant to Section 6.10(the "Estimated Purchase Price") by federal wire transfer of same-day funds pursuant to wire instructions which shall be delivered by Seller to Buyer at least two days prior to the Closing Date. The Purchase Price shall be allocated among the tangible and intangible assets, including goodwill and license value, of the
Stations,   in  accordance  with  an  independent  appraisal
undertaken by an independent appraiser reasonably acceptable to Seller and retained by the Buyer.

                  (b) In addition to the am unt set forth in Section 2.3(a) above, the Buyer shall convey or cause to be conveyed to Seller, as additional consideration at Closing, the assets set forth in Schedule 2.3 (b) hereto.

         2.4 Adjustments and Prorations. The Purchase Price shall be decreased by the product of 17.37 times the amount, if any, by which Broadcast Cash Flow (as defined in Section 7.1(G)) of the Stations for the period of twelve consecutive calendar months ending immediately prior to the Closing Date is less than $1,900,000. The Purchase Price shall be increased or decreased as required to effectuate the proration of revenues and expenses as provided in this Section
2.4. All revenues arising from the Stations up until midnight on the day prior to the Closing Date, and all expenses arising from the Stations up until midnight on the day prior to the Closing Date, including business and license fees (including any retroactive adjustments thereof), utility charges, real and personal property taxes and assessments levied against the Assets, accrued employee benefits such as vacation time (but excluding sick leave, which shall not be prorated) for any employee of any of the Stations who becomes an employee of Buyer on the Closing Date, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Assets hereunder), and similar prepaid and deferred items, shall be prorated between Buyer and Seller in accordance with the principle that Seller shall receive all revenues, and all refunds to Seller and deposits of Seller held by third parties, and shall be responsible for all expenses, costs and liabilities allocable in accordance with generally accepted accounting principles to the conduct of the business or operations of the Stations for the period prior to the Closing Date, and Buyer shall receive all revenues and shall be responsible for all expenses, costs and obligations allocable in accordance with generally accepted accounting principles to the conduct of the business or operations of the Stations on the Closing Date and for the period thereafter. Buyer shall receive credit to the extent the value (as calculated in Seller's financial statements consistent with past practice) of any and all advertising time to be run following the Closing for which trade or barter consideration has been received by the Seller prior to the Closing exceeds Eighty Thousand Dollars ($80,000.00).

                  A. Any adjustments or prorations will, insofar as feasible, be determined and paid on the Closing Date, with final settlement and payment being made in accordance with the procedures set forth in Section 2.4B.

                  B. Within sixty (60) days after the Closing Date, Buyer shall deliver to Seller a certificate (the "Closing Certificate"), signed by Buyer, providing a compilation of the adjustments and prorations to be made pursuant to this Section 2.4, together with such supporting evidence as Seller may reasonably request. If Seller shall conclude that the Closing Certificate does not accurately reflect the adjustments and prorations to be made pursuant to this Section 2.4, Seller shall, within thirty (30) days after its receipt of the Closing Certificate, provide to Buyer its written statement of any discrepancies believed to exist. If Seller notifies Buyer of its acceptance of Buyer's calculation of the Purchase Price or if Seller fails to deliver its statement of discrepancies within the 30-day period specified in the preceding sentence, Buyer's determination of the Purchase Price shall be conclusive and binding on the parties as of the last day of the 30-day period. Seller and Buyer shall attempt jointly to resolve the discrepancies within fifteen (15) days after receipt of Seller's discrepancy statement, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or review. If the parties cannot resolve the discrepancy to their mutual satisfaction within such fifteen (15) day period, Buyer or Seller may elect that the parties, jointly designate a regional or local branch of a nationally known independent public accounting firm to be retained to review the Closing Certificate together with Seller's discrepancy statement and any other relevant documents. The cost of retaining such independent public accounting firm shall be borne equally by Buyer and Seller. Such firm shall report its conclusions as to adjustments pursuant to this Section 2.4, which report shall be conclusive on both parties to this Agreement and not subject to dispute or review. If, after adjustment as appropriate with respect to the amount of the aforesaid adjustments paid or credited at the Closing, Buyer is determined to owe an amount to Seller, Buyer shall pay such amount to Seller, and if Seller is determined to owe an amount to Buyer, Seller shall pay such amount thereof to Buyer, in each case within ten (10) days of such determination, but subject to
Section 6.10.

         2.5 Assumption of Liabilities and Obligations. As of the Closing Date, Buyer shall pay, discharge and perform (i) all of the obligations and liabilities of Seller under the Licenses and the Assumed Contracts insofar as they relate to the tim period on and after the Closing Date and arise out of events occurring after the Closing Date, (ii) all obligations and liabilities arising out of events occurring after the Closing related to Buyer's ownership of the Assets or its conduct of the business or operations of the Stations after the Closing, and (iii) all obligations and liabilities for which Buyer receives a proration adjustment under Section 2.4. All other obligations and liabilities of Seller, including (i) any obligations under any Contract not included in the Assumed Contracts, (ii) any obligations under the Assumed Contracts relating to the time period prior to the Closing Date, and (iii) any claims or pending litigation or proceedings relating to the operation of the Stations prior to the Closing shall remain and be the obligations and liabilities solely of Seller.



              (The remainder of this page intentionally left blank)

                                    SECTION 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

         3.1 Organization, Standing and Authority. Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct its business in the State of Florida, which is the only jurisdiction where the conduct of the business or operations of the Stations requires such qualification. Seller has all requisite corporate power and authority (i) to own, lease, and use the Assets as presently owned, leased, and used, and (ii) to conduct the business or operations of the Stations as presently conducted. Seller has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Seller, hereunder and thereunder. Seller is not a participant in any joint venture or partnership with any other person or entity with respect to any part of the Stations' operations or the Assets.

         3.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Seller have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms except as the enforceability hereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by judicial discretion in the enforcement of equitable remedies.

         3.3 Absence of Conflicting Agreements. Subject to obtaining the Consents listed on Schedule 3.8, the execution, delivery, and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party; (ii) will not conflict with any provision of the Certificate of Incorporation or By Laws of Seller; (iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, decree, rule, regulation or ruling of any court or governmental instrumentality, which is applicable to Seller; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license or permit to which Seller is a party or by which it may be bound; and (v) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets.

         3.4 Licenses. Schedule 3.4 includes a true and complete list of the Licenses. Seller has delivered to Buyer true and complete copies of the Licenses (including any and all amendments and other modifications thereto). The Licenses were validly issued and License Corp. is as of the date of this Agreement and shall be on the Closing Date, the authorized legal holder thereof. The Licenses comprise all of the licenses, permits and other authorizations required from any governmental or regulatory authority for the lawful conduct of the business or operations of the Stations as presently operated. Seller has no reason to believe that the Licenses will not be renewed by the FCC or other granting authority in the ordinary course.

         3.5 Title to and Condition of Real Property. Schedule 3.5 contains complete and accurate descriptions of all the Real Property, which comprises all real property interests necessary to conduct the business or operations of the Stations as now conducted. Seller holds no fee simple interests in any real property necessary or used to conduct the business or operations of the Stations as now conducted. Seller has delivered to Buyer true and complete copies of all leases or other material instruments pertaining to the Real Property (including any and all amendments and other modifications of such instruments), all of which instruments are valid, binding and enforceable in accordance with their terms. Seller is not in material breach, nor is any other party in material breach, of the terms of any of such leases or other instruments. All Real Property (i) is available for immediate use in the conduct of the business or operations of the Stations, (ii) to Seller's knowledge after due investigation, materially complies as described in Schedule 3.5 with all applicable building, electrical and zoning codes and all regulations of any governmental authority having jurisdiction and (iii) is in satisfactory condition and repair consistent with its present use. Seller has full legal and practical access to the Real Property.

         3.6 Title to and Condition of Personal Property. Schedule 3.6 lists (subject to the provisions of Section 6.16 hereof) all material items of the Personal Property, which comprise all personal property used to conduct the business or operations of the Stations as now conducted. Except as described in Schedule 3.6, Seller owns and has good title to all Personal Property. None of the Personal Property owned by Seller is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for (i) liens for current taxes not yet due and payable, and (ii) any other claims or encumbrances which are described in
Schedule 3.6. Except as shown in Schedule 3.6, the Personal Property taken as a whole is in good operating condition and repair (ordinary wear and tear excepted), and is available for immediate use in the business or operations of the Stations, and the transmitting and studio equipment included in the Personal Property (i) has been maintained consistent with FCC rules and regulations, and
(ii) will permit the Stations and any unit auxiliaries thereto to operate in accordance with the terms of the FCC Licenses and the rules and regulations of the FCC, and with all other applicable federal, state and local statutes, ordinances, rules and regulations.

         3.7 Contracts. Schedule 3.7 lists all Contracts except for: (i) contracts with advertisers for the sale of time on the Stations for cash and substantially at rate card and which are not prepaid and which may be canceled by the Stations without penalty on not more than thirty (30) days notice, (ii) miscellaneous service contracts terminable at will without penalty, and (iii) other contracts not involving either aggregate liabilities under all such contacts exceeding Five Thousand Dollars ($5,000) or any material nonmonetary obligation. All of the Assumed Contracts are in full force and effect, and are valid, binding and enforceable in accordance with their terms, except as the enforceability thereof may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally, or by court-applied equitable remedies. Seller is not in material breach, nor to Seller's knowledge is any other party in material breach, of the terms of any such Contracts nor does there exist under any Contract any event that, after notice or lapse of time or both, could constitute a material breach by any party thereto. Except for the need to obtain the Consents listed on Schedule 3.8, Seller has full legal power and authority to assign its rights under the Assumed Contracts to Buyer in accordance with this Agreement, and such assignments will not affect the validity, enforceability and continuation of any of the Assumed Contracts.

         3.8 Consents. Except for the FCC Consent provided for in Section 6.1 and the other Consents listed on Schedule 3.8, no consent, approval, permit or authorization of, or declaration to or filing with any governmental or regulatory authority, or any other third party is required (i) to consummate this Agreement and the transaction contemplated hereby, (ii) to permit Seller to assign or transfer the Assets to Buyer, or (iii) to enable Buyer to conduct the business or operations of the Stations in essentially the same manner as such business or operations are presently conducted.

         3.9 Trademarks, Trade Names and Copyrights. Schedule 3.9 is a true and complete list of all Intangibles (exclusive of those required to be listed in
Schedule 3.4) all of which are valid and in good standing and uncontested. Seller has delivered to Buyer copies of all documents establishing the Intangibles. Seller is not aware that it is infringing upon or otherwise acting adversely to any trademarks, trade names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other person or persons, and there is no claim or action pending, or to the knowledge of Seller threatened, with respect thereto. The Intangibles listed on Schedule 3.9 comprise all intangible property interests necessary to conduct the business and operations of the Stations as now conducted.

         3.10 Insurance. The business of the Stations and the Personal Property included in the Assets are insured against loss or damage in amounts generally customary in the broadcast industry. Schedule 3.10 comprises a true and complete list of all insurance policies of Seller which insure any part of the Assets. All policies of insurance listed in Schedule 3.10 are in full force and effect.

         3.11 Reports. Except where failure to do so would not have a material adverse effect on the ownership or operation of the Stations, all returns, reports and statements which the Stations is currently required to file with the FCC or with any other governmental agency have been filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction thereof have been complied with; all of such reports, returns and statements are substantially complete and correct as filed; and the Stations' public inspection file is located at the main studio and is in compliance with the FCC's rules and regulations.

         3.12 Employee Benefit Plans and Employees. Schedule 3.12 includes an accurate description of all employee benefit plans and arrangements applicable to the employees of Seller employed at the Stations, including pension or thrift plans, individual or supplemental pension or accrued compensation arrangements, contributions to hospitalization or other health or life insurance programs, incentive plans, bonus arrangements, and vacation, sick leave, disability and termination arrangements or policies, including workers' compensation policies, and a description of all fixed or contingent liabilities or obligations of Seller or Chancellor with respect to any person employed at any of the Stations or any person retained as an independent contractor at any of the Stations. Seller has furnished or made available to Buyer true and complete copies of all written documents or information with respect to employee matters and arrangements at the Stations, including without limitation, all employee handbooks, rules and policies, plan documents, trust agreements, employment agreements, summary plan descriptions, and descriptions of any unwritten plans listed in Schedule 3.12. There exists no action, suit or claim (other than routine claims for benefits) with respect to any of such plans or arrangements pending or, to the knowledge of Seller, threatened against any of such plans or arrangements, and Seller possesses no knowledge of any facts which could give rise to any such action, suit or claim. Schedule 3.12 contains a true and complete list of all employees of any of the Stations and all persons retained as independent contractors at any of the Stations and a description of all compensation arrangements affecting them (including salary, bonus and other benefit arrangements) and a description of their duties as of the date of this Agreement.

         3.13 Labor Relations. Seller has provided Buyer with true and complete copies of all written contracts of employment. Seller, and to Seller's knowledge, after due investigation Seller's predecessors in interest, in their operation of the Stations, have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and neither Seller, not to its knowledge, after due investigation its predecessors in interest, have received any notice alleging that it has failed to comply in any material respect with any such laws, rules or regulations. No controversies, disputes, or proceedings are pending or, to the best of its knowledge, threatened, between Seller and any employees of the Stations. Seller is not a party to or subject to any collective bargaining agreements with respect to the Stations except as described in Schedule 3.7 hereto. No labor union or other collective bargaining unit represents any of the employees of the Stations. To the best knowledge of Seller, there is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any of Seller's employees at the Stations.

         3.14 Claims, Legal Actions. Except as set forth in Schedule 3.14, and except for any investigations and rule-making proceedings generally affecting the broadcasting industry, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Seller threatened, against or relating to Seller, License Corp. the Assets, or the business or operations of the Stations, nor does Seller know of any basis for the same. In particular, except as set forth in Schedule 3.14, but without limiting the generality of the foregoing, there are no applications, complaints or proceedings pending or, to the best of its knowledge, threatened
(i) before the FCC relating to the business or operations of any of the Stations other than applications, complaints or proceedings which affect the radio industry generally, (ii) before any federal or state agency involving charges of illegal discrimination by any of the Stations under any federal or state employment laws or regulations, or (iii) against Seller or the Stations before any federal, state or local agency involving environmental or zoning laws or regulations.

         3.15 Compliance with Laws. To the best knowledge of Seller, after due investigation Seller and License Corp. have complied in all material respects with (i) the Licenses, and (ii) all applicable federal, state and local laws, rules, regulations and ordinances. To the best knowledge of Seller, after due investigation neither the ownership or use, nor the conduct of the business or operations, of the Stations conflicts with rights of any other person, firm or corporation.

         3.16 Environmental Matters. During Seller's period of ownership and, to the best knowledge of Seller, during those of its predecessors, there has been no production, storage, treatment, recycling, disposal, use, generation, discharge, release or other handling or disposition of any kind by Seller or any such predecessor of any toxic or hazardous wastes, substances, products, pollutants or materials of any kind, including, without limitation, petroleum and petroleum products and asbestos, or any other wastes, substances, products, pollutants or material regulated under any environmental laws at, in, on, from or under the Real Property. The operations of Seller and, to Seller's best knowledge, those of its predecessors, are and have been conducted, as the case may be, in material compliance with the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Clean Air Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Refuse Act, or the Emergency Planning and Community Right-to-Know Act (each as amended) and all other laws, rules, and regulations of federal, state, and local governments (and agencies thereof) concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment (collectively, "Environmental Laws"). To the best knowledge of Seller, after due investigation, Seller has no liability relating to its ownership and operation of any of the Stations under any Environmental Law. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against Seller in connection with its ownership or operation of any of the Stations alleging any failure to comply with any Environmental Law.

         3.17 Financial Statements. Seller has furnished Buyer with true and complete copies of operating statements regarding the Stations for the calendar year ended December 31, 1996 (collectively, the "Financial Statements"). The Financial Statements have been prepared from the books and records of Seller and, as required, its predecessors-in-interest, have been prepared in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated, accurately reflect the books, records, and accounts of the Stations (which books, records, and accounts are complete and correct), are complete and correct in all material respects, and present fairly the financial condition of the Stations as at their respective dates and the results of operations for the periods then ended. None of the Financial Statements understates the true costs and expenses of conducting the business or operations of the Stations (except that trade and barter transactions are not reflected in the Financial Statements), fails to disclose any material contingent liabilities, or inflates the revenues of the Stations. In addition, Seller has made available to Buyer operating statements regarding the Stations prepared by their prior owners to the extent Seller has such statements in its possession, but as to which Seller makes no representations or warranties.

         3.18 Taxes. There are no governmental investigations or other legal, administrative, or tax proceedings pursuant to which Seller is or could be made liable for any taxes, penalties, interest, or other charges, the liability for which could extend to Buyer as transferee of the business of the Stations, and no event has occurred that could impose on Buyer any transferee liability for any taxes, penalties, or interest due or to become due from Seller .

         3.19 Conduct of Business in Ordinary Course. Since August 1, 1996, Seller has conducted the business and operations of the Stations only in the ordinary course and have not:

                  (a) Suffered any material adverse change in the business, assets, or properties of any of the Stations, including any damage, destruction, or loss affecting any assets used or useful in the conduct of the business of any of the Stations;

                  (b) Made any material increase in compensation payable or to become payable to any of the employees of the Stations, or any bonus payment made or promised to any employee of the Stations, or any material change in personnel policies, employee benefits, or other compensation arrangements affecting the employees of the Stations;

                  (c) Made or permitted License Corp. to make any sale, assignment, lease, or other transfer of any of the Stations' properties other than in the normal and usual course of business with suitable replacements being obtained therefor;

                  (d) Canceled any debts owed to or claims held by the owner of any Station with respect to such Station, except in the normal and usual course of business;

                  (e) Suffered any material write-down of the value of any Assets; or

                  (f) Transferred or granted any right under, or entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, franchise, or similar right, or modified any existing right relating to any of the Stations.

         3.20 Transactions with Affiliates. Except as disclosed on Schedule 3.20, Seller has not been involved in any business arrangement or relationship relating to any of the Stations with any affiliate of Seller, and no affiliate of Seller owns any property or right, tangible or intangible, which is used in the business of any of the Stations.

         3.21 Full Disclosure. No representation or warranty made by Seller in this Agreement or in any certificate, document, or other instrument furnished or to be furnished by Seller pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact and required to make any statement made herein or therein not misleading.




              (The remainder of this page intentionally left blank)

                                    SECTION 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

         4.1 Organization, Standing and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to conduct business in the State of Florida. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Buyer hereunder and thereunder.

         4.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as the enforceability hereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by judicial discretion in the enforcement of equitable remedies.

         4.3 Absence of Conflicting Agreements. Subject to obtaining the Consents, the execution, delivery, and performance by Buyer of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party; (ii) will not conflict with the Certificate of Incorporation or Bylaws of Buyer;
(iii) will not conflict with, result in a breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, licenses, or permit to which Buyer is a party or by which Buyer may be bound.

         4.4 FCC Qualification. Except as disclosed on Schedule 4.4, Buyer has no knowledge of any facts which would, under present law (including the Communications Act of 1934, as amended) and present rules, regulations and practices of the FCC, disqualify Buyer as an assignee of the licenses, permits and authorizations listed on Schedule 3.4 hereto, or as an owner and/or operator of the Stations' Assets, and Buyer will not take, or unreasonably fail to take, any action which Buyer knows would cause such disqualification.

         4.5 Paxson Tower Assets Representations and Warranties.

                  A. Real Property. Buyer has delivered to eller true and complete copies of all leases or other material instruments pertaining to the Paxson Tower Assets (including any and all amendments and other modifications of such instruments), all of which instruments are valid, binding and enforceable in accordance with their terms. To Buyer's knowledge, Buyer is not in material breach, nor is any other party in material breach, of the terms of any such leases or other instruments. All such real property to Buyer's knowledge materially complies as described in Schedule 2.3(b) with all applicable building, electrical and zoning codes and all regulations of any governmental authority having jurisdiction.

                  B. Personal Property. Except as described on Schedule 2.3(b), Buyer owns and has good title to all property listed thereon. None of such personal property owned by Buyer is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for
(i) liens for current taxes not yet due and payable, and (ii) any other claims or encumbrances which are described in Schedule 2.3(b).

                  C. Consents. To Seller's knowledge, no consent, approval, permit or authorization of, or declaration to or filing with any government or regulatory authority, or any other third party is requ red to permit Buyer to assign or transfer the Paxson Tower Assets to Seller.

                  D. Compliance with Laws. To the best knowledge of Buyer, B yer has compiled in all material respects with all applicable federal, state and local laws, rules, regulations and ordinances with respect to the Paxson Tower Assets. To the best knowledge of Seller, neither the ownership or use, nor the conduct of the business or operations of the Paxson Tower Assets conflicts with the rights of any other person, firm or corporation.

                                    SECTION 5
                               COVENANTS OF SELLER

         5.1 Pre-Closing Covenants. Except with the prior written consent of Buyer between the date hereof and the Closing Date, Seller covenants that it and License Corp. shall operate the Stations in the ordinary course of business in accordance with their respective past practices (except where such would conflict with the following covenants or with Seller's other obligations hereunder), and abide by the following negative and affirmative covenants:

                  A. Negative Covenants. Seller shall not do any of the following:

                  (1) Compensation. Increase the compensation, bonuses or other benefits payable or to be payable to any person employed in connection with the conduct of the business or operations of the Stations, except in accordance with current year budget as disclosed in Schedule 3.12;

                  (2) Contracts. Modify or amend any of the Assumed Contracts; enter into any new Contracts except in the ordinary course of business, provided that all new Contracts (other than Contracts for the sale of broadcast time) shall not involve aggregate liabilities exceeding Five Thousand Dollars ($5,000) or any material nonmonetary obligation; enter into any trade or barter agreements which create obligations to be performed subsequent to the Closing;

                  (3) Disposition of Assets. Sell, assign, lease, or otherwise transfer or dispose of any of the material Assets, except for assets consumed in the ordinary course of business or assets disposed of following the acquisition of replacement property of equivalent kind and value;

                  (4) Encumbrances. Create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets, except for (i) those in existence on the date of this Agreement and disclosed in Schedules 3.5 and 3.6, (ii) mechanics' liens and other similar liens which will be removed prior to the Closing Date, and (iii) liens for current taxes not yet due and payable;

                  (5) Programming. Reduce the Stations' programming hours below the minimum required by the FCC, or make any other material changes in the Stations' programming policies, except such changes as in the good faith judgment of the Seller are required by the public interest;

                  (6)  Licenses.  Do any act or fail to do any act  which  might result in the expiration, revocation, suspension or modification of any of the Licenses, or fail to prosecute with due diligence any applications to any governmental authority in connection with the operation of the Stations;

                  (7) Rights. Waive any material right relating to the Stations or the Assets; or

                  (8) No Inconsistent Action. Take any action which is inconsistent with Seller's obligations hereunder or which could hinder or delay the consummation of the transaction contemplated by this Agreement.

         B.       Affirmative Covenants.  Seller shall do the following:

                  (1) Access to Information.  Upon prior notice, allow Buyer and its authorized representatives reasonable access at mutually agreeable times to the Assets and to all other properties, equipment, books, records, Contracts and documents relating to the Stations (but not relating solely to Seller's other operations or business) for the purpose of audit and inspection including inspections incident to the environmental study described in Section 6.11 and the engineering study described in Section 6.12, and furnish or cause to be furnished to Buyer or its authorized representatives all information with respect to the affairs and business of the Stations (but not relating solely to Seller's other operations or business) as Buyer may reasonably request, it being understood that the rights of Buyer hereunder shall not be exercised in such a manner as to interfere with the operations of the business of Seller; provided that neither the furnishing of such information to Buyer or its representatives nor any investigation made heretofore or hereafter by Buyer shall affect Buyer's rights to rely on any representation or warranty made by Seller in this Agreement, each of which shall survive any furnishing of information or any investigation;

                  (2) Maintenance of Assets. Maintain all of the Assets or replacements thereof and improvements thereon in good condition (ordinary wear and tear excepted), and use, operate and maintain all of the above assets in a reasonable manner, with inventories or spare parts and expendable supplies being maintained at levels consistent with past practices;

                  (3) Insurance. Maintain the existing insurance policies on the Stations and the Assets;

                  (4) Consents. Use its reasonable efforts to obtain the Consents and the estoppel certificates described in Section 8.2(f), and promptly advise Buyer of any difficulties experienced in obtaining any of the Consents and of any conditions proposed, considered, or requested for any of the Consents;

                  (5) Preservation of Business. Use its reasonable efforts to preserve the business and audience of the Stations, and its present relationships with their employees, suppliers, customers and others having business relations with it and maintain levels of marketing and promotions efforts and expenditures during the period prior to the Closing Date equal to or greater to such levels in the year immediately prior to the Closing Date;

                  (6) Books and Records. Maintain its books and records in accordance with past practices;

                  (7) Notification. Promptly notify Buyer in writing of any unusual or material developments with respect to the assets of the Stations, and of any material change in any of the information contained in Seller's representations and warranties contained in
         Section 3 hereof or in the schedules hereto, provided that such notification shall not relieve Seller of any obligations hereunder;

                  (8) Personnel. Promptly notify Buyer as personnel vacancies occur at the Stations and consider for employment all personnel recommended by Buyer for such vacant positions;

                  (9) Trade and Barter Agreements. Provide prior to the Closing Date the advertising time due under any trade and barter agreements listed in Schedule 3.7 in the normal course of business;

                  (10)  Financial  Information.  Furnish to Buyer within fifteen
         (15) days after the end of each month ending between the date hereof and the Closing Date a statement of income and expense relating to the Stations' operations for the month just ended and such other financial information (including information on payables and receivables) as Buyer may reasonably request and which is prepared in the ordinary course of business. All financial information delivered to Buyer pursuant to this Section shall be prepared from the books and records of the Stations in accordance with generally accepted accounting principles consistently applied, shall accurately reflect the books, records, and accounts of the Stations, shall be complete and correct in all material respects, and shall present fairly the financial condition of the Stations as at their respective dates and the results of operations for the periods then ended.

                  (11) Contracts. Prior to the Closing Date, deliver to Buyer a list of all Contracts entered into between the date hereof and the Closing Date of the type required to be listed in Schedule 3.7, together with copies of such Contracts; and

                  (12) Compliance with Laws. Comply in all material respects with all rules and regulations of the FCC, and all other laws, rules and regulations to which Seller, the Stations or the Assets are subject.

         5.2 Post-Closing Covenants. After the Closing, Seller will take such actions, and execute and deliver to Buyer such further deeds, bills of sale, or other transfer documents as, in the reasonable opinion of counsel for Buyer, may be necessary to ensure, complete and evidence the full and effective transfer of the Assets to Buyer pursuant to this Agreement.


              (The remainder of this page intentionally left blank)

                                    SECTION 6

                        SPECIAL COVENANTS AND AGREEMENTS

         6.1 FCC Consent. The assignment of the FCC Licenses as contemplated by this Agreement is subject to the prior consent and approval of the FCC. Within ten (10) days after the execution of this Agreement, Buyer and Seller shall file with the FCC an appropriate application for FCC Consent. The parties shall prosecute said application with all reasonable diligence and otherwise use their best efforts to obtain the grant of such application as expeditiously as practicable. If the FCC Consent imposes any condition on any party hereto, such party shall use its best efforts to comply with such condition except that neither party shall be required to comply with a condition if (1) the condition was imposed on it as the result of a circumstance the existence of which does not constitute a breach by the party of any of its representations, warranties, or covenants under this Agreement, and (2) compliance with the condition would have a material adverse effect upon it.. If reconsideration or judicial review is sought with respect to the FCC Consent, Buyer and Seller shall oppose such efforts to obtain reconsideration or judicial review (but nothing herein shall be construed to limit either party's right to terminate this Agreement pursuant to Section 9 of this Agreement).

         6.2 Control of the Stations. Prior to the Closing Buyer shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise or direct, the operations of the Stations; such operations, including complete control and supervision of all of the Stations' programs, employees, and policies, shall be the sole responsibility of Seller until the completion of the Closing hereunder.

         6.3 Taxes, Fees and Expenses. Seller and Buyer shall each pay 50% of all sales and similar taxes and fees, if any, arising out of the transfer of the Assets pursuant to this Agreement, provided, however, that Seller's share of sales tax on tangible personal property shall not exceed Four Thousand Dollars ($4,000). All filing fees required by the FCC and the FTC (associated with filings required under the HSR Act) shall be paid equally by Seller and Buyer. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and other representatives.

         6.4 Brokers. Buyer and Seller each represents and warrants that neither it nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transaction contemplated by this Agreement, except for Blackburn and Company, Inc., whose fee shall be solely the responsibility of Seller.

         6.5 Confidentiality. Except as necessary for the consummation of the transaction contemplated hereby, each party hereto will keep confidential any information which is obtained from the other party in connection with the transaction contemplated hereby and which is not readily available to members of the general public, and will not use such information for any purpose other than in furtherance of the transactions contemplated hereby. In the event this Agreement is terminated and the purchase and sale contemplated hereby abandoned, each party will return to the other party all documents, work papers and other written material obtained by it from the other party in connection with the transaction contemplated hereby.

         6.6 Cooperation. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Seller shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their best efforts to consummate the transaction contemplated hereby and to fulfill their obligations hereunder. Notwithstanding the foregoing, Buyer shall have no obligation (i) to expend funds to obtain the Consents, or (ii) to agree to any adverse change in any License or Assumed Contract to obtain a Consent required with respect thereto.

         6.7      Risk of Loss.

                  A. The risk of loss, damage or impairment, confiscation or condemnation of any of the Assets from any cause whatsoever shall be borne by Seller at all times prior to the completion of the Closing. If any loss, damage, impairment, confiscation, or condemnation of or to any of the Assets occurs, Seller shall repair, replace, or restore the Assets to their prior condition as represented in this Agreement as soon thereafter as possible, and Seller shall use the proceeds of any claim under any insurance policy solely to repair, replace, or restore any of the Assets that are lost, damaged, impaired, or destroyed.

                  B. If any loss, damage or destruction of the Assets occurs and Seller cannot restore or replace the Assets before the date otherwise provided in this Agreement for the Closing, then, at Buyer's option, the Closing shall be postponed, for a period of up to one hundred twenty (120) days, to permit the repair or replacement of the damage or loss. Alternatively, Buyer may, at its option, proceed to close this Agreement and complete the restoration and replacement of such damaged Assets after the Closing Date, in which event Seller shall deliver to Buyer all insurance proceeds received in connection with such damage or destruction of the Assets to the extent not already expended by Seller arising in connection with such restoration and replacement.

                  C. Notwithstanding any of the foregoing, Buyer may terminate this Agreement forthwith without any further obligation hereunder by written notice to Seller if any event occurs which prevents signal transmission by the Stations in a manner generally equivalent to its current operations for a consecutive period of five (5) or a cumulative period of fourteen (14) days after the date hereof.

         6.8 Employee Matters. Seller shall promptly notify Buyer of any changes that occur prior to Closing with respect to the information set forth on
Schedule 3.13.

         6.9 Accounts Receivable. At the Closing, Seller shall designate Buyer as its agent to collect the Accounts Receivable. Seller shall deliver to Buyer on or as soon as practicable after the Closing date a complete and detailed statement showing the name, amount and age of each Account Receivable. Subject to and limited by the following, collections of the Accounts Receivable will be for the account of Seller. Buyer shall endeavor in the ordinary course of business to collect the Accounts Receivable for a period beginning on the Closing Date and ending on the last day of the third full calendar month beginning after the Closing Date (the "Collection Period"). Any payment received by Buyer during the Collection Period from any customer with an account which is an Account Receivable shall first be applied in reduction of the Account
Receivable, unless the customer has disputed such application and directs otherwise. On or before the 15th day after the last day of each calendar month during the Collection Period, Buyer shall furnish Seller with a list of , and pay over to Seller, the amounts collected during such calendar month with respect to the Accounts Receivable. Buyer shall provide Seller with a final accounting on or before the fifteenth (15th) day following the end of the Collection Period.

As Seller's agent, Buyer shall not be obligated to use any extraordinary efforts or expend any sums to collect any of the Accounts Receivable or to refer any of such Accounts Receivable to a collection agency or to any attorney for collection, and Buyer shall not make any such referral or compromise, nor settle or adjust the amount of any such Account Receivable, except with the approval of Seller. Buyer shall incur no liability to Seller for any uncollected account. During the Collection Period, without specific agreement with Buyer to the contrary, neither Seller nor its agents shall make any direct solicitation of the Account Receivable for collection purposes.

         6.10 Tower Lease Arrangements. Seller agrees that Seller, or Seller's subsidiary, American Tower Systems, Inc., a Delaware Corporation ("ATS")hereby agree to will enter into on or before the Closing Date the following lease agreements, in substantially the form or substantially in accordance with the terms, set forth in the respective Exhibit to this Agreement:

                  Exhibit 6.10(a) WOLL Main Antenna Sublease Lease Terms
                  Exhibit 6.10(b) WKGR Main Antenna Sublease Lease Terms
                  Exhibit 6.10(c) WHBI-TV Main Antenna Lease
                  Exhibit 6.10(d) WBZT Land Lease Agreement
                  Exhibit 6.10(e) Option Agreement (Tiger Mountain, Seattle, WA)
                  Exhibit 6.10(f)   WOLL Rental Sharing Agreement Terms
                  Exhibit 6.10(g) WBZT  Interim Lease Agreement

In addition, Seller hereby agrees to construct, at Seller's sole expense, a tower site for WBZT(AM) in accordance with the specifications set forth in
Exhibit 6.10(hg) and the construction of said tower site shall be completed prior to the Closing, if possible, but in any event as soon as practicable. If the new transmitter site for radio station WBZT(AM) is not fully operational on the Closing Date, Buyer shall withhold from the amount otherwise payable to Seller at the Closing pursuant to Section 2.3(a) the sum of Six Hundred Thousand Dollars (the "Holdback Amount"). Buyer shall pay the Holdback Amount of Seller within five business days after the new transmitter site for radio station WBZT(AM) is fully operational. Between the Closing Date and the date of payment to Seller, Buyer shall not be required to hold or invest the Holdback Amount separately from any other funds of Buyer.

         6.11  Environmental  Audit.  Buyer  may,  at  its  option,   retain  an
environmental consultant to be selected by Buyer to perform a Phase I environmental survey of the properties of any or all of the Stations. If the survey discloses any material environmental hazard or material possibility of future liability for environmental damages or clean-up costs, Buyer shall so notify Seller as soon as practicable.

         6.12 Engineering Study. Buyer may, at its option, retain an engineering firm to conduct a proof of performance study of any or all of the Stations and to prepare a report on any or all of the Stations' compliance with customary engineering practices and all applicable FCC rules, regulations, prescribed practices, and technical standards. If the survey discloses any material deficiencies in the operations or equipment of any of the Stations, Buyer shall so notify Seller as soon as practicable.

         6.13 Bulk Sales Law. If applicable, the Bulk Sales law of the State of Florida shall be complied with by Seller. Any loss, liability, obligation, or cost suffered by Seller or Buyer as the result of the failure of Seller or Buyer to comply with the provisions of any bulk sales law applicable to the transfer of the Assets as contemplated by this Agreement shall be borne by Seller.

         6.14 Access to Books and Records. Seller shall provide Buyer access and the right to copy for a period of three years from the Closing Date any books and records relating to the Assets but not included in the Assets. Buyer shall provide Seller access and the right to copy for a period of three years from the Closing Date any books and records relating to the Assets that are included in the Assets.

         6.15 HSR Act Filing. Seller and Buyer have filed with the U.S. Department of Justice and the Federal Trade Commission appropriate filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The waiting period under the HSR Act has expired without action by the Department of Justice or the Federal Trade Commission to prevent the Closing.

         6.16 Adjustments to Personal Property. Buyer and Seller acknowledge that the items of Personal Property listed on Schedule 3.6 represent Seller's good faith determination of material equipment and property associated with the Stations, notwithstanding that certain items of the Personal Property have been in shared use with other radio stations owned by Seller. Accordingly, Buyer and Seller hereby agree to negotiate in good following the date of this Agreement and prior to Closing in order to address any instances claimed Buyer where such division of personal property results in less than a reasonably satisfactory allocation of equipment and facilities for Buyer to operate the Stations.



              (The remainder of this page intentionally left blank)

                                    SECTION 7
                  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER

         7.1 Conditions to Obligations of Buyer. All obligations of Buyer at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions any of which may be waived by Buyer in whole or in part in its sole discretion in writing:

                  A. Representations and Warranties. The representations and warranties of Seller in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

                  B. Covenants and Conditions. Seller shall have in all material respects performed and complied with the covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  C.  Consents.  Each of the Consents  marked as  "material"  on
Schedule 3.7 shall have been duly obtained and delivered to Buyer with no material adverse change to the terms of the License or Assumed Contract with respect to which such Consent is obtained.

                  D. Licenses. Seller shall be the holder of the Licenses, and there shall not have been any modification of any of such Licenses which has an adverse effect on the Stations or the conduct of their business or operations. No proceeding shall be pending the effect of which would be to revoke, cancel, fail to renew, suspend or modify adversely any of the Licenses.

                  E. Deliveries. Seller shall have made or stand willing and able to make all the deliveries to Buyer set forth in Section 8.2

                  F. Adverse Change. Between the date of this Ag eement and the Closing Date, there shall have been no material adverse change in the business, assets, liabilities, results of operations, condition (financial or otherwise), or prospects of any of the Stations, including any damage, destruction, or loss affecting any assets used or useful in the conduct of the business of any of the Stations.

                  G. Financial Covenant. Broadcast Cash Flow of the Stations for the latest period of twelve consecutive calendar months ending at least fifteen days prior to the Closing Date shall be at least $1,900,000. As used in this Agreement, "Broadcast Cash Flow" means (i) with respect to each Station, net income from advertising sales on such Station excluding non-cash items and after restoring thereto amounts previously deducted for depreciation, amortization of intangibles (other than of programming rights), interest, corporate/management fees, income taxes, retirement benefits (excluding executive/talent deferred income), and any other home office allocations, but in no event less than zero, and (ii) with respect to the Stations as a whole, the sum of the Broadcast Cash Flow of each of the Stations. All home office allocations to the individual Stations shall be made in good faith.

                  H. FCC Consent. The FCC Consent shall have been granted without the imposition on Buyer of any conditions that need not be complied w th by Buyer under Section 6.1 hereof, Seller shall have complied with any conditions imposed on it by the FCC Consent and the FCC Consent shall have become a Final Order.

                  I. New Transmitter Sites for WOLL and WKGR. Radio stations WOLL and WKGR shall each be fully operational from Hobe Sound Tower in the manner contemplated by the leases to be entered into in accordance with Exhibit 6.10(a) and Exhibit 6.10(b).

         7.2 Conditions to Obligations of Seller. The obligations of Seller at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions any of which may be waived by Seller in whole or in part in its sole discretion in writing:

                  A. Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

                  B. Covenants and Conditions. Buyer shall have in all material respects performed and complied with the covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  C. Deliveries. Buyer shall have made or stand willing and able to make all the deliveries set forth in Section 8.3.

                  D. FCC Consent. The FCC Consent shall have been granted without the imposition on Seller of any conditions that need not be complied with by Seller under Section 6.1 hereof, Buyer shall have complied with any conditions imposed on it by the FCC Consent and the FCC Consent shall have become a Final Order.




              (The remainder of this page intentionally left blank)

                                    SECTION 8
                         CLOSING AND CLOSING DELIVERIES

         8.1 Closing. Except as provided in the following sentence or in Section 6.7(B) or as otherwise agreed to by Buyer and Seller, the Closing shall take place at 10:00 a.m. on a date, to be set by Buyer on at least five days' written notice to Buyer, which shall be not earlier than the first business day after and not later than the tenth business day after the day on which the FCC Consent shall have become a Final Order, provided, though, that Buyer shall waive the requirement for a Final Order and schedule the Closing, within five (5) days notice to Seller after receipt of the FCC Consent, provided Buyer has obtained the approval to do so from its lenders, which Buyer hereby agrees to use its best efforts to obtain. If Buyer fails to specify the date for Closing pursuant to the preceding sentence prior to the tenth business day after the day on which the FCC Consent shall have become a Final Order, the Closing shall take place on the fifteenth business day after the day on which the FCC Consent shall have become a Final Order. The Closing shall be held at the offices of Dow, Lohnes & Albertson, 1200 New Hampshire Avenue, N.W., Suite 800, Washington, D.C. 20036-6802, or any other place that is agreed upon by Buyer and Seller.

         8.2 Deliveries by Seller. Prior to or on the Closing Date, Seller shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

                  (a) Transfer Documents. Duly executed bills of sale, motor vehicle titles, assignments and other transfer documents which shall be sufficient to vest good and marketable title to the Assets in the name of Buyer or its permitted assignees, free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for liens for current taxes not yet due and payable);

                  (b)  Consents.   The  original  of  each  Consent   marked  as
"material" with an asterisk on Schedule 3.8;

                  (c) Seller's Certificate. A certificate, dated as of the Closing Date, executed by Seller, certifying: (i) that the representations and warranties of Seller contained in this Agreement are true and complete in all material respects as of the Closing Date, as though made on and as of that date; and (ii) that Seller has, in all material respects, performed its obligations and complied with its covenants set forth in this Agreement to be performed and complied with prior to or on the Closing Date;

                  (d) Secretary Certificate. A certificate, dated as of the Closing Date, executed by Seller's Secretary: (i) certifying that the execution and delivery of this Agreement by Seller and the consummation of the transaction contemplated hereby have been authorized and ratified; and (ii) providing, as attachments thereto, a certificates of good standing certified by appropriate Delaware and Florida state officials; as of a date not more than fifteen (15) days before the Closing Date and copies of Seller's Certificate of Incorporation and By Laws certified by Seller's Secretary as of the Closing Date;

                  (e) Opinions of Counsel. Opinions of Seller's counsel and communications counsel dated as of the Closing Date, and addressed to Buyer and at Buyer's directions, to Buyer's lenders, substantially in the form of Schedule
8.2 hereto;

                  (f) Estoppel Certificates. Estoppel certificates of the lessors of all leasehold and subleasehold interests included in the Real Property and estoppel certificates of contracting parties to those Assumed Contracts listed in Schedule 3.7 that are designated to indicate that estoppel certificates are required under this paragraph;

                  (g) Tax, Lien, and Judgment Searches. Results of a search for tax, lien, and judgment filings in the Secretary of State's records of the State of Florida and in the records of Palm Beach and Martin Counties, Florida, such searches having been made no earlier than fifteen days prior to the Closing Date.

                  (h)  Leases.  The leases  and other  agreements  described  in
Section 6.10.

         8.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

                  (a) Purchase Price. The Purchase Price paid to Seller or Seller's designee as provided in Section 2.3;

                  (b) Paxson Tower Assets. Documents sufficient to convey good and marketable title to the Paxson Tower Assets to Seller.

                  (c) Assumption Agreements. Appropriate assumption agreements pursuant to which Buyer shall assume and undertake to perform Seller's obligations under the Licenses and Assumed Contracts arising on or after the Closing Date;

                  (d) Officer's Certificate. A certificate, dated as of the Closing Date, executed by Buyer, certifying (i) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date, except for changes contemplated by this Agreement, as though made on and as of that date, and (ii) that Buyer has, in all material respects, performed its obligations and complied with its covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date;

                  (e) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by Buyer's Secretary: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by Buyer's Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and (ii) a copy of the certificate of incorporation and Bylaws of Buyer as in effect on the date hereof, certified by Buyer's secretary as of the Closing Date;

                  (f) Opinion of Counsel. An opinion of Buyer's General Counsel dated as of the Closing Date, substantially in the form of Schedule 8.3 hereto.




             (The remainder of this page intentionally left blank.)

                                    SECTION 9
                           RIGHTS OF BUYER AND SELLER
                            ON TERMINATION OR BREACH

         9.1 Termination Rights.

                  (a)This Agreement may be terminated by either Buyer or Seller if the terminating party is not then in breach of any material provision of this Agreement, upon written notice to the other party, upon the occurrence of any of the following:

                           (i)  If on  the  date  that  would  otherwise  be the
Closing Date (i) any of the conditions precedent to the obligations of the terminating party set forth in Section 7 of this Agreement shall not have been satisfied, and (ii) satisfaction of such condition shall not have been waived by the terminating party;

                           (ii) If the  Closing  shall not have  occurred  on or
before January 1, 1998; or

                           (iii) There shall be in effect on the date that would
otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

                  (b) This Agreement may be terminated by Buyer, upon written notice to Seller, upon the occurrence of any of the following:

                           (i) Buyer  shall have  notified  Seller no later than
thirty (30) days after the date hereof of material environmental hazards (which shall mean for those which, in the aggregate, costs of remediation would exceed Fifty Thousand Dollars ($50,000) as indicated in the environmental study described in Schedule 6.11 and the cause thereof shall not have been remedial prior to thirty (30) days following such notice.

                           (ii) Buyer shall have  notified  Seller no later then
thirty (30) days after the date hereof of material deficiencies in the technical operations or equipment of any of the Stations, as indicated in the engineering study described in Section 6.12, and the cause thereof shall not have been remedied prior to thirty (30) days following such notice.

Upon termination: (i) if neither party hereto is in breach of any provision of this Agreement, the parties hereto shall not have any further liability to each other; (ii) if Seller shall be in breach of any material provision of this Agreement, Buyer shall have all rights and remedies available at law or in equity or (iii) if Buyer shall be in breach of any material provision of this Agreement, Seller shall be entitled only to liquidated damages as provided in Section 9.2 hereof. If, upon termination, Buyer shall not be in breach of any material provision of this Agreement, the Escrow Deposit, plus all interest or other proceeds from the investment thereof, shall be paid to Buyer.

         9.2 Liquidated Damages. In the event this Agreement is terminated by Seller due to a material breach by Buyer of its representations, warranties, covenants and other obligations under this Agreement, then the Escrow Deposit shall be paid to Seller as liquidated damages, it being agreed that the Escrow Deposit shall constitute full payment for any and all damages suffered by Seller by reason of Buyer's failure to close this Agreement. Buyer and Seller agree in advance that actual damages would be difficult to ascertain and that the amount of the Escrow Deposit is a fair and equitable amount to reimburse Seller for damages sustained due to Buyer's breach of this Agreement. All interest or other proceeds from the investment of the Escrow Deposit, shall be paid to Buyer.

         9.3 Specific Performance. The parties recognize that in the event Seller should refuse to perform under the provisions of this Agreement, monetary damages alone would not be adequate. Buyer shall therefore be entitled to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement, Seller hereby waives the defense that there is an adequate remedy at law.

         9.4 Defaults. In the event of a default by a party hereto (the "Defaulting Party") which results in the filing of a lawsuit for damages, specific performance, or other remedy the other party (the Nondefaulting Party) shall be entitled to reimbursement by the Defaulting Party of reasonable legal fees and expenses incurred by the Nondefaulting Party.

                                   SECTION 10
                    SURVIVAL OF REPRESENTATIONS AND WARRANTS,
                               AND INDEMNIFICATION

         10.1 Representations and Warranties. All representations and warranties contained in this Agreement shall be deemed continuing representations and warranties, and shall survive the Closing Date for a period of twelve (12) months (the "Survival Period"). Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, or covenant contained herein.

         10.2 Indemnification by Seller. Following the Closing, Seller shall indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

                  (a) Any and all losses, liabilities or damages resulting from any untrue representation, breach of warranty or nonfulfillment of any covenants by Seller contained herein or in any certificate, document or instrument delivered to Buyer hereunder.

                  (b) Any and all obligations of Seller not assumed by Buyer pursuant to the terms hereof;

                  (c) Any and all losses, liabilities or damages resulting from the operation or ownership of the Stations prior to the Closing Date, including any and all liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring prior to the Closing Date; and

                  (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, and reasonable costs and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof.

         10.3 Indemnification by Buyer. Following the Closing, Buyer shall indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for:

                  (a) Any and all losses, liabilities or damages resulting from any untrue representation, breach of warranty or nonfulfillment of any covenants by Buyer contained herein or in any certificate delivered to Seller hereunder;

                  (b) Any and all losses, liabilities or damages resulting from Buyer's operation or ownership of the Stations on or after the Closing Date, including any and all liabilities or obligations arising under the Licenses or the Assumed Contracts which are assumed by Buyer under this Agreement; and

                  (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, and reasonable costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof.

         10.4 Procedures for Indemnification. The procedures for indemnification shall be as follows:

                  A. The party claiming the indemnification (the "Claimant") shall promptly give notice to the party from whom indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying (i) the factual basis for such claim, and (ii) the amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five (5) days after written notice of such action, suit or proceeding was given to Claimant.

                  B. Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the

Claimant and the Indemnifying Party agree at or prior to the expiration of said thirty (30) day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, or if the Indemnifying Party does not respond to such notice, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. Buyer shall be entitled to apply any or all of the Accounts Receivable collected on behalf of Seller to a claim as to which Buyer is entitled to indemnification hereunder. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

                  C. With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for reasonable actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense.

                  D. If a claim, whether between the parties or by a third party, requires immediate action, the parties will make all reasonable efforts to reach a decision with respect thereto as expeditiously as possible.

                  E. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

                  F. The  indemnification  rights  provided in Sections 10.2 and
10.3 shall extend to the shareholders, directors, officers, partners employees and representatives of the Claimant although for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

         10.5 Limitation on Indemnification. Neither party shall be entitled to indemnification hereunder for any losses, liabilities, or damages resulting from any untrue representation or breach of warranty by the other party unless (i) a claim for such losses, liabilities, or damages was made during the Survival Period and (ii) the aggregate loss, damage or expense for all such claims exceeds $33,000, in which event the indemnified party shall be entitled to recover all such loss, damage or expense. In no event shall the aggregate amount required to be paid by either indemnifying party hereunder for any losses, liabilities, or damages resulting from any untrue representation or breach of warranty by such party exceed $3,300,000. The limitations in this Subsection 10.5 shall not apply to any claim for indemnification for any liability of the Claimant to any third party or to claims by Buyer arising from any defect in Seller's title to the Assets.




              (The remainder of this page intentionally left blank)

                                   SECTION 11
                                  MISCELLANEOUS

         11.1 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, or by facsimile transmission, with receipt confirmation, (iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

If to Seller:              American Radio Systems Corporation
                           116 Huntington Avenue
                           Boston, MA  02116
                           Attn:  Steven B. Dodge
                           Fax:  (617) 375-7575

With a Copy to:            American Radio Systems
                           116 Huntington A enue
                           Boston, MA  02116
                           Attn:  Michael B. Milsom
                           Fax:  (617) 375-7550

If to Buyer:               Paxson Communications of West Palm Beach, Inc.
                           c/o Paxson Communications Corporation
                           601 Clearwater Park Road
                           West Palm Beach, Florida  33401
                           Attention:  Lowell W. Paxson, President
                           Fax:  (561)659-4252

With a copy to:            Dow, Lohnes & Albertson
                           1200 New Hampshire Avenue,  N.W., Suite 800
                           Washington, D.C. 20036-6802
                           Attention: John R. Feore, Jr.
                           Fax: (202) 776-2222
or to such other additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.1.

         11.2 Benefit and Binding Effect. Neither party hereto may assign this Agreement without prior written consent of the other party hereto, except that Buyer may assign its rights and obligations under this Agreement to any entity controlled by or commonly controlled with Paxson, provided, however, that following which assignment Buyer shall remain liable to Seller for all of Buyer's obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.3 Governing Law. This Agreement shall be governed, construed, and enforced in accordance with the internal laws of the State of Florida (without regard to the choice of law provisions thereof).

         11.4 Headings. The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         11.5 Gender and Number. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context required.

         11.6 Entire Agreement. This Agreement, all schedules hereto, and all documents and certificates to be delivered by the parties pursuant hereto collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. All schedules attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein. This Agreement supersedes all prior negotiations between Buyer and Seller, and all letters of intent and other writings related to such negotiations, and cannot be amended, supplemented or modified except by an agreement in writing which makes specific reference to this Agreement and is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

         11.7 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.7.

         11.8 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable or any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greater extent permitted by law.

         11.9 Counterparts. This Agreement may be signed in two counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.




              (The remainder of this page intentionally left blank)

         IN WITNESS WHEREOF, this Agreement has been executed by Buyer and Seller as of the date first above written.


         SELLER:           AMERICAN RADIO SYSTEMS CORPORATION



                                            By:      __________________________

                                            Title:

         BUYER:            PAXSON COMMUNICATIONS OF WEST PALM
                           BEACH, INC.


                                            By:      __________________________

                                            Title:

                      SCHEDULES TO ASSET PURCHASE AGREEMENT


1.8               Escrow Agreement

2.3(b)            Paxson Tower Assets

3.4               Licenses

3.5               Real Property

3.6               Personal property

3.7               Assumed Contracts

3.8               Consents required

3.9               Trademarks; trade names; copyrights

3.10              Insurance

3.12              Employee Benefit Plans and Employees

3.14              Claims; legal actions

3.20              Transactions with Affiliates

6.10              Tower Lease Arrangements; (a) through (h)

8.2               Opinion of Seller's General and FCC Counsels

8.3               Opinion of Buyer's General Counsel